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Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-210819) and S‑8 (No. 333-190412, No. 333-175912, No. 333-135416, No. 333-129748, No. 333-100628, No. 333-84485, and No. 333-72967) of Affiliate Managers Group, Inc. of our report dated February 24, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 24, 2017

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Exhibit 23.1